EXHIBIT 10.1

February 2, 2026

To: Erin Maile

Dear Erin –

Below are the terms related to your promotion as you assume the role of Executive Vice President, Chief Accounting Officer, effective February 2, 2026, reporting to Jim Till, Chief Financial Officer.  Congratulations!

Employment Provision	Compensation
Annualized Base Salary	$275,000
Short Term Incentive Target	$123,750 (45%)
Long Term Incentive Target	$200,000(1)
Total Target Direct Compensation	$598,750
Percentage of Pay at Risk	54%

(1) Revised LTI value reflects an additional $100k in equity value beyond the grant issued in November, bringing the total LTI value for FY2026 to $200k.

In addition to your expanded compensation, you will be eligible to participate in the Magnera Executive Severance Plan, effective February 2, 2026, which includes both severance and change-in-control benefits, and will be designated as a Section 16 Officer. In this role, you will be subject to the Company’s Share Ownership Guidelines and Clawback policies.

Erin, congratulations on this well-earned promotion!

________________________________________
Curt Begle
Chief Executive Officer, Magnera